Exhibit 99.4

Execution Copy

WELLS FARGO BANK,
NATIONAL ASSOCIATION,
Master Servicer

and

KEYBANK NATIONAL ASSOCIATION
Primary Servicer

PRIMARY SERVICING AGREEMENT
Dated as of March 1, 2016

COMM 2016-DC2 Mortgage Trust

Commercial Mortgage Pass-Through Certificates, Series 2016-DC2

TABLE OF CONTENTS

(continued)

This is a Primary Servicing Agreement (the “Agreement”), dated as of March 1, 2016, by and between KEYBANK NATIONAL ASSOCIATION, having an office at 11501 Outlook Street, Suite 300, Overland Park, Kansas 66211, and its successors and assigns (the “Primary Servicer”), and WELLS FARGO BANK, NATIONAL ASSOCIATION, having an office at MAC D1086, 550 South Tryon Street, 14th Floor, Charlotte, North Carolina 28202, and its successors and assigns (solely in its capacity as master servicer, the “Master Servicer”).

WITNESSETH:

WHEREAS, Deutsche Mortgage & Asset Receiving Corporation, as depositor (the “Depositor”), CWCapital Asset Management LLC, as special servicer (the “Special Servicer”), Wilmington Trust, National Association, as trustee (the “Trustee”), Deutsche Bank Trust Company Americas, as certificate administrator, as paying agent and as custodian (the “Certificate Administrator”), Park Bridge Lender Services LLC, as operating advisor and asset representations reviewer, and the Master Servicer have entered into that certain Pooling and Servicing Agreement dated as of March 1, 2016, as amended, modified and restated from time to time (the “Pooling and Servicing Agreement”), whereby the Master Servicer shall service certain mortgage loans on behalf of the Trustee;

WHEREAS, Section 3.01(c) of the Pooling and Servicing Agreement authorizes the Master Servicer to enter into this agreement with the Primary Servicer whereby the Primary Servicer shall service certain of such mortgage loans listed on Exhibit A (the “Mortgage Loan Schedule”) attached hereto (the “Mortgage Loans”) on behalf of the Master Servicer.

NOW, THEREFORE, in consideration of the mutual agreements hereinafter set forth, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Master Servicer and the Primary Servicer hereby agree as follows:

ARTICLE I

DEFINITIONS

Section 1.01          Defined Terms.

Unless otherwise specified in this Agreement, all capitalized terms not otherwise defined herein shall have the meanings set forth in the Pooling and Servicing Agreement. As used herein, the following terms have the meanings assigned to them in this Section 1.01:

“Collection Report” shall mean the monthly report prepared by the Primary Servicer setting forth, with respect to each Mortgage Loan and the most recently ended Collection Period prior to the due date of such report, the information described on Exhibit G attached hereto.

“Mortgage Loans” shall have the meaning specified in the recitals hereto.

“Mortgage Loan Schedule” shall have the meaning specified in the recitals hereto.

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“Primary Servicer Collection Account” shall have the meaning set forth in Section 3.01(c)(10) of this Agreement.

“Primary Servicer Remittance Amount” shall mean, with respect to any date, an amount equal to, without duplication, (a) the sum of (i) the aggregate of the amounts on deposit in the Primary Servicer Collection Account as of such date, (ii) if and to the extent not included in the amount referred to in subclause (a)(i), the aggregate amount transferred from the REO Account (if established) to the Primary Servicer as of such date, to the extent not previously remitted to the Master Servicer, (iii) the aggregate of all other amounts received with respect to the Mortgage Loans as of such date to the extent not previously remitted to the Master Servicer, and (iv) if and to the extent not previously remitted to the Master Servicer, any amounts deposited by the Primary Servicer pursuant to Section 3.01(c)(29) of this Agreement; net of (b) the portion of the amount described in subclause (a) of this definition that represents one or more of the following: (i) Escrow Payments (other than Escrow Payments that are to be used to reimburse Master Servicer for Servicing Advances) or (ii) any amounts that the Primary Servicer is entitled to retain as compensation pursuant to Section 3.12 of the Pooling and Servicing Agreement as incorporated herein pursuant to Section 3.01(c)(22) of this Agreement.

“Primary Servicer Remittance Date” shall mean the first Business Day after each Determination Date.

“Primary Servicer Reporting Date” shall mean the first Business Day after each Determination Date.

“Primary Servicing Fee” shall mean, with respect to each Mortgage Loan and related REO Loan, the fee payable to the Primary Servicer pursuant to Section 3.01(c)(22) of this Agreement.

“Primary Servicing Fee Rate” shall mean, with respect to each Mortgage Loan, the rate that corresponds to such Mortgage Loan set forth on Exhibit A hereto under the heading “Primary Servicing Fee.”

ARTICLE II

MASTER SERVICER’S ENGAGEMENT OF PRIMARY SERVICER
TO PERFORM SERVICING RESPONSIBILITIES

Section 2.01          Contract for Servicing; Possession of Loan Documents.

The Master Servicer, by execution and delivery of this Agreement, does hereby contract with the Primary Servicer, subject to the terms of this Agreement, for the servicing of the Mortgage Loans. On and after the Closing Date, the Primary Servicer shall hold any portion of the Servicing File or the Mortgage File (including without limitation, any original letter of credit) in the possession of the Primary Servicer in trust by the Primary Servicer, on behalf of the Master Servicer for the benefit of the Certificateholders. The Primary Servicer’s possession of any portion of the Servicing File or the Mortgage File shall be at the will of the Master Servicer

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and the Trustee for the sole purpose of facilitating the servicing or the supervision of servicing of the related Mortgage Loan pursuant to this Agreement, and such retention and possession by the Primary Servicer shall be in a custodial capacity only. Any portion of the Servicing File or the Mortgage File retained by the Primary Servicer shall be identified to reflect clearly the ownership of the related Mortgage Loan by the Trustee. The Primary Servicer shall release from its custody any Servicing File or any Mortgage File retained by it only in accordance with this Agreement and the Pooling and Servicing Agreement. The Primary Servicer shall hold the original of each letter of credit relating to a Mortgage Loan in trust on behalf of the Trust in order to draw on such letter of credit on behalf of the Trust. The Primary Servicer shall forward a copy of each letter of credit to the Master Servicer. During the term of this Agreement, the Primary Servicer will also provide to the Master Servicer a copy of any lease, amendments to Loan Documents and other documents related to the Mortgaged Property securing the related Mortgage Loan or related to the Mortgage Loan as soon as possible after receipt or execution thereof, as applicable.

Section 2.02          Notice of Breach of Representations and Warranties.

Following its receipt from the Depositor, the Master Servicer shall provide a copy of the KeyBank Purchase Agreement to the Primary Servicer. The Primary Servicer shall promptly notify in writing the Master Servicer upon becoming aware of any breach of any representations and warranties contained in the KeyBank Purchase Agreement or a document defect that could give rise to a cure or repurchase obligation. The Primary Servicer shall reasonably cooperate with the Master Servicer in pursuing its obligations to make a repurchase claim against the related Mortgage Loan Seller. The Primary Servicer shall notify the Master Servicer in writing within five (5) Business Days after the Primary Servicer discovers or receives notice alleging a Defect or a Breach or receives a Repurchase Communication of a Repurchase Request, a Repurchase Request Withdrawal, a Repurchase or a Repurchase Request Rejection or receives a Certificateholder Repurchase Request or a PSA Party Repurchase Request. The Primary Servicer shall promptly provide to the Master Servicer a copy of any written Repurchase Request, Repurchase Request Withdrawal, Repurchase, Repurchase Request Rejection, Certificateholder Repurchase Request or PSA Party Repurchase Request received by the Primary Servicer and such other information in the possession of the Primary Servicer reasonably requested by the Master Servicer to fulfill its obligations under Section 2.03 of the Pooling and Servicing Agreement.

ARTICLE III

SERVICING OF THE MORTGAGE LOANS

Section 3.01          Primary Servicer to Service.

(a)          The Primary Servicer, as an independent contractor, shall service and administer the Mortgage Loans in a manner consistent with the Servicing Standard under the Pooling and Servicing Agreement.

(b)          The Primary Servicer shall perform, on behalf of the Master Servicer, all of the

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obligations of the Master Servicer (with respect to the Mortgage Loans subject to this Agreement) as set forth in those sections of the Pooling and Servicing Agreement specifically incorporated herein pursuant to Section 3.01(c) of this Agreement (the “Incorporated Sections”), as modified by Section 3.01(c) of this Agreement, and the Master Servicer shall have the same rights with respect to the Primary Servicer that the Trustee, the Certificate Administrator, the Custodian, the Depositor, the Initial Purchasers, the Directing Holder, the Controlling Class Certificateholder, the Controlling Class Representative, the Operating Advisor, the Rating Agencies, the Underwriters, the Certificateholders, the Asset Representations Reviewer, the 17g-5 Information Provider and the Special Servicer (including, without limitation, the right of the Special Servicer to direct the Master Servicer during certain periods) have with respect to the Master Servicer under the Pooling and Servicing Agreement to the extent that the Primary Servicer is acting on behalf of the Master Servicer hereunder and except as otherwise set forth herein. Without limiting the foregoing, and subject to Section 3.23 of the Pooling and Servicing Agreement as modified herein, the Primary Servicer shall service and administer all of the Mortgage Loans that are not Specially Serviced Loans; provided, however, that the Primary Servicer shall continue to receive payments (and provide notice to the Master Servicer of such payments), collect information and prepare and deliver reports to the Master Servicer required hereunder with respect to any Specially Serviced Loans and REO Properties (and the related REO Loans), and render such incidental services with respect to any Specially Serviced Loans and REO Properties as and to the extent as may be specifically provided for herein. All references herein to the respective duties of the Primary Servicer and the Special Servicer, and to the areas in which they may exercise discretion, shall be subject to Section 3.23 of the Pooling and Servicing Agreement, as modified herein, and to the Special Servicer’s rights to service Specially Serviced Loans. Except as otherwise set forth below, for purposes of this Agreement, (i) references to the Trustee, the Certificate Administrator, the Custodian, the Depositor, the Special Servicer, the Initial Purchasers, the Directing Holder, the Underwriters, the Controlling Class Representative, the Operating Advisor, the Rating Agencies, the Controlling Class Certificateholder, the Asset Representations Reviewer, the 17g-5 Information Provider, and the Certificateholders in the Incorporated Sections (and in the defined terms used therein) shall be deemed to be references to the Master Servicer hereunder, (ii) references to the Master Servicer in the Incorporated Sections (and in the defined terms used therein) shall be deemed to be references to the Primary Servicer hereunder, and (iii) references to the Mortgage Loans, as defined in the Pooling and Servicing Agreement, in the Incorporated Sections (and in the defined terms used therein) shall be deemed to be references to the Mortgage Loans in this Agreement (such modification of the Incorporated Sections (and in the defined terms used therein) pursuant to clauses (i), (ii) and (iii) of this sentence shall be referred to herein as the “References Modification”). In each case where the Master Servicer is given any power to act under the provisions of the Incorporated Sections, such power is hereby delegated to the Primary Servicer to the extent necessary to perform its obligations under this Agreement and subject to the restrictions contained in this Agreement. With respect to all servicing responsibilities of the Master Servicer under the Pooling and Servicing Agreement which are not being performed by the Primary Servicer under this Agreement, the Primary Servicer shall reasonably cooperate with the Master Servicer to facilitate the timely performance of such servicing responsibilities.

(c)           The following Sections of the Pooling and Servicing Agreement, unless otherwise provided in this Section 3.01(c) of this Agreement, are hereby incorporated herein by reference

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as if fully set forth herein, and, for purposes of this Agreement, in addition to the References Modification, are hereby further modified as set forth below:

(1)          Section 1.02. The determination as to the application of amounts collected in respect of any Mortgage Loan, in the absence of express provisions in the related Loan Documents or to the extent that such terms authorize the lender to use its discretion, shall be made by the Master Servicer.

(2)          Section 2.04(a). Section 2.04(a)(i) of the Pooling and Servicing Agreement shall be deemed modified to read “The Primary Servicer is a national banking association, duly organized, validly existing and in good standing under the laws of the United States of America, and the Primary Servicer is in compliance with the laws of each State (within the United States of America) in which any related Mortgaged Property is located to the extent necessary to perform its obligations under this Agreement.” The Primary Servicer hereby represents and warrants, as of the date hereof, that (i) each insurance policy and fidelity bond referenced in Section 3.08(d) of the Pooling and Servicing Agreement names the Master Servicer as a loss payee; (ii) the Primary Servicer is authorized to transact business in the state or states in which the Mortgaged Properties for the Mortgage Loans are situated, if and to the extent required by applicable law, except where the failure to so comply would not adversely affect the Primary Servicer’s ability to perform its obligations in accordance with the terms of this Agreement; and (iii) the Primary Servicer is not a Prohibited Party.

(3)          Sections 3.01(a) and (b). Without limiting the generality of the obligations of the Primary Servicer hereunder, the Primary Servicer shall monitor and certify on a quarterly basis, starting with the quarter ending June of 2016, within thirty (30) days of the end of such quarter the information on each Mortgage Loan as required by, and in the form of, Exhibit E attached hereto, pursuant to Section 3.01(c)(24) of this Agreement. In addition, without limiting the generality of the foregoing, the Primary Servicer shall take all necessary action to continue all UCC financing statements in favor of the originator of each Mortgage Loan or in favor of any assignee prior to the expiration of such UCC financing statements. Notwithstanding the foregoing, the Primary Servicer’s authority is restricted as provided in Section 3.01(c)(19) and (35) of this Agreement.

(4)          Sections 3.01(c) and (d). References to the Master Servicer shall not be deemed to be references to the Primary Servicer for purposes of Sections 3.01(c) and (d) of the Pooling and Servicing Agreement. Each provision of Sections 3.01(c) and (d) of the Pooling and Servicing Agreement shall be enforceable against the Primary Servicer in accordance with the terms thereof. The Primary Servicer may not enter into Sub-Servicing Agreements in connection with the Mortgage Loans, but the Primary Servicer may delegate its duties to agents or Subcontractors so long as the related agreements or arrangements with such agents or Subcontractors are consistent with the provisions of Section 3.01(c) of the Pooling and Servicing Agreement (including, for the avoidance of doubt, that no such agent or Subcontractor is a Prohibited Party at the time the related delegation arrangement is entered into). This Agreement will be assumed by the Trustee if the Trustee has assumed the duties of the Master Servicer or by an successor Master Servicer without cost or obligation to the assuming party or the Trust Fund, upon the assumption by such party of the obligations of the Master Servicer pursuant to Section

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7.02 of the Pooling and Servicing Agreement. The Primary Servicer shall not take any action that the Master Servicer would be prohibited from taking under the Pooling and Servicing Agreement. The Primary Servicer may not foreclose any Mortgage or, except as permitted by Section 3.01(c)(19) or (35) of this Agreement, make any material servicing decision or grant any modification, extension, waiver or amendment to any Mortgage Loan.

(5)          Reserved.

(6)          Section 3.03. The Primary Servicer may not waive late payment charges, Default Interest or Excess Interest that the Master Servicer is permitted to waive under Section 3.03 of the Pooling and Servicing Agreement without the consent of the Master Servicer. The Primary Servicer shall forward to the Master Servicer a copy of all operating statements, income statements, budgets and rent rolls collected by the Primary Servicer within the timeframe set forth in Section 3.01(c)(26) of this Agreement. The Primary Servicer shall promptly notify the Master Servicer of any defaults under the Mortgage Loans, collection issues or customer issues.

(7)          Section 3.04(a). Without limiting the generality of the obligations of the Primary Servicer hereunder, the Primary Servicer shall monitor and certify to the information on each Mortgage Loan with respect to taxes, insurance premiums, assessments, ground rents and other similar items on a quarterly basis starting for the quarter ending in June of 2016, within thirty (30) days of the end of such quarter as required by, and in the form of, Exhibit E attached hereto, pursuant to Section 3.01(c)(24) of this Agreement.

(8)          Section 3.04(b). The creation of any Escrow Account shall be evidenced by a certification in the form of Exhibit F attached hereto and a copy of such certification shall be furnished to the Master Servicer on or prior to the Closing Date and thereafter to the Master Servicer upon any transfer of any Escrow Account.

(9)          Section 3.04(c). The Primary Servicer shall not be obligated to make any Servicing Advances. The Primary Servicer shall give the Master Servicer not less than five (5) Business Days’ notice before the date on which the Master Servicer is required to make any Servicing Advance with respect to any Mortgage Loan. In addition, the Primary Servicer shall provide the Master Servicer with such information in its possession as the Master Servicer may reasonably request to enable the Master Servicer to determine whether a requested Servicing Advance would constitute a Nonrecoverable Servicing Advance.

(10)        Section 3.05(a). The Primary Servicer shall establish a custodial account (hereinafter the “Primary Servicer Collection Account”), meeting all of the requirements of the Collection Account, and references to the Collection Account shall be references to such Primary Servicer Collection Account. The creation of any Primary Servicer Collection Account shall be evidenced by a certification in the form of Exhibit F attached hereto and a copy of such certification shall be furnished to the Master Servicer on or prior to the Closing Date and thereafter to the Master Servicer upon any transfer of the Primary Servicer Collection Account. Notwithstanding the fourth paragraph of Section 3.05(a) of the Pooling and Servicing Agreement, the Primary Servicer shall deposit into the Primary Servicer Collection Account and include in its Primary Servicer Remittance Amount all Default Interest, any late payment

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charges, Modification Fees, defeasance fees, Assumption Fees, loan service transaction fees, extension fees, assumption application fees, consent fees, Prepayment Interest Excess, charges for beneficiary statements or demands, amounts collected for checks returned for insufficient funds and other fees and amounts collected from Borrowers that constitute additional Servicing Compensation and/or additional Special Servicing Compensation (in each case, other than those to which the Primary Servicer is entitled pursuant to Section 3.01(c)(22) of this Agreement). Any amounts of additional Special Servicing Compensation payable to the Special Servicer shall be remitted to the Special Servicer by the Master Servicer. For purposes of the last paragraph of Section 3.05(a) of the Pooling and Servicing Agreement, the Master Servicer shall direct the Special Servicer to make payment of amounts referenced therein directly to the Primary Servicer for deposit in the Primary Servicer Collection Account.

(11)        Section 3.05(c) is not incorporated herein. With respect to each Distribution Date, the Primary Servicer shall deliver to the Master Servicer on or before the Primary Servicer Remittance Date the Primary Servicer Remittance Amount for such date. Each remittance required to be made to the Master Servicer on the Primary Servicer Remittance Date shall be made by wire transfer and shall be made by 2:00 p.m. Charlotte, North Carolina time on such date. Each month, on each Business Day between the Primary Servicer Remittance Date and the Distribution Date, the Primary Servicer shall forward to the Master Servicer by wire transfer the Primary Servicer Remittance Amount for such date. Each month, on each Business Day that the Primary Servicer is not required to remit to the Master Servicer pursuant to the previous sentence, the Primary Servicer shall forward to the Master Servicer by wire transfer all amounts collected by the Primary Servicer and not previously remitted to the Master Servicer which constitute delinquent payments on the Mortgage Loans and any related Penalty Charges. Section 3.01(c)(24) of this Agreement sets forth certain reporting requirements with respect to such remittances.

(12)        Reserved.

(13)        Section 3.06(a) is not incorporated herein. The Primary Servicer may, from time to time, make withdrawals from the Primary Servicer Collection Account for any of the following purposes (the order set forth below not constituting an order of priority for such withdrawals):

(i)          to remit to the Master Servicer for deposit in the Collection Account the amounts required to be so deposited pursuant to Section 4.06(a)(i)-(iv) of the Pooling and Servicing Agreement and Section 3.01(c)(11) of this Agreement;

(ii)         to pay itself earned and unpaid Primary Servicing Fees, with respect to the Mortgage Loans and/or any successor REO Loans in respect thereof, the Primary Servicer’s right to payment pursuant to this clause (ii) with respect to any such Mortgage Loan or REO Loans being limited to amounts on deposit in the Primary Servicer Collection Account that are received on or in respect of on such Mortgage Loan or REO Loan, as applicable (whether in the form of payments, Liquidation Proceeds, Insurance Proceeds or Condemnation

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Proceeds), that are allocable as recovery of interest thereon;

(iii)        to pay itself out of general collections on the Mortgage Loans and REO Properties, with respect to any Mortgage Loan or REO Property any related earned Primary Servicing Fee that remained unpaid in accordance with clause (ii) above following a Final Recovery Determination made with respect to such Mortgage Loan or REO Property and the deposit into the Collection Account of all amounts received in connection therewith;

(iv)        to pay itself, as additional servicing compensation in accordance with Section 3.12(a) of the Pooling and Servicing Agreement, interest and investment income earned in respect of amounts held in the Primary Servicer Collection Account as provided in Section 3.01(c)(15) of this Agreement, but only to the extent of the net investment earnings, if any, with respect to the Primary Servicer Collection Account for any Collection Period;

(v)         to clear and terminate the Primary Servicer Collection Account at the termination of this Agreement pursuant to Section 9.01 of the Pooling and Servicing Agreement, as modified herein; and

(vi)        to remove any amounts deposited in the Primary Servicer Collection Account in error.

The Primary Servicer shall keep and maintain separate accounting records, on a Mortgage Loan by Mortgage Loan basis, reflecting amounts allocable to each Mortgage Loan, and on a property-by-property basis when appropriate, for the purpose of justifying any withdrawal, debit or credit from the Primary Servicer Collection Account. Upon written request, the Primary Servicer shall provide to the Master Servicer such records.

(14)        Reserved.

(15)        Section 3.07 is not incorporated herein. The Primary Servicer may invest funds in the Primary Servicer Collection Account and/or any Borrower Account maintained by it on the same terms as the Master Servicer may invest funds in the Collection Account and/or a Borrower Account, and subject to the same rights, restrictions and obligations regarding maturity dates, gains, losses, withdrawals, possession and control of Permitted Investments and Permitted Investments payable on demand. Without limiting the generality of the foregoing, any investment of funds in the Primary Servicer Collection Account and/or Borrower Account shall be made in the name of the Trustee (in its capacity as such) or in the name of a nominee of the Trustee.

(16)        Sections 3.08(a) and (c). References to the Collection Account shall be references to the Primary Servicer Collection Account. All insurance policies caused to be maintained by the Primary Servicer hereunder shall also name the Master Servicer as loss payee. Within fifteen (15) days after the execution date of this agreement, the Primary Servicer shall forward to the Master Servicer a fully completed certificate of insurance in the form of Exhibit

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H attached hereto. Without limiting the generality of the obligations of the Primary Servicer hereunder, the Primary Servicer shall monitor and certify as to the status of insurance policies relating to the Mortgage Loans on a quarterly basis starting for the quarter ending in June of 2016, within 30 days of the end of such quarter as required by, and in the form of, Exhibit E attached hereto, pursuant to Section 3.01(c)(24) of this Agreement. The Primary Servicer shall promptly notify the Master Servicer of any Mortgaged Property that is not insured against terrorist or other similar acts. The Master Servicer or the Special Servicer shall make all determinations with respect to terrorism insurance matters required to be made under Section 3.08 of the Pooling and Servicing Agreement, and the Primary Servicer shall reasonably cooperate with the Master Servicer in connection therewith.

(17)        Section 3.08(b). References to the Collection Account shall be references to the Primary Servicer Collection Account.

(18)        Section 3.08(d). The Primary Servicer shall cause to be delivered to the Master Servicer from time to time upon the Master Servicer’s reasonable request a certificate of insurance or other evidence of such fidelity bond and errors and omissions insurance. The Primary Servicer shall promptly notify or cause its insurer to notify the Master Servicer of any material change to such fidelity bond or errors and omissions insurance.

(19)        Section 3.09. Notwithstanding anything herein to the contrary, the Primary Servicer will not permit or consent to any assumption, defeasance, transfer or other action contemplated by Section 3.09 of the Pooling and Servicing Agreement without the prior written consent of the Master Servicer. With respect to any such proposed action, the Primary Servicer shall perform and forward to the Master Servicer any analysis, recommendation or other information requested by the Master Servicer under Section 3.09 of the Pooling and Servicing Agreement. The Master Servicer, not the Primary Servicer, will deal directly with the Special Servicer and the Directing Holder in connection with obtaining any necessary approval or consent from the Special Servicer or the Directing Holder. If the Master Servicer consents to such transaction, the Primary Servicer shall process, document and close such transaction. Section 3.09(d) of the Pooling and Servicing Agreement is not incorporated herein. The Primary Servicer shall promptly provide copies of any waivers it effects pursuant to this Section to the Master Servicer and the Master Servicer will provide notice or copies to the 17g-5 Information Provider and Rating Agencies to the extent required by the Pooling and Servicing Agreement.

(20)        Section 3.10. References to the Master Servicer shall not be deemed to be references to the Primary Servicer for purposes of Section 3.10 (other than Section 3.10(i)) of the Pooling and Servicing Agreement.

(21)        Section 3.11. The references to the Collection Account in Section 3.11 of the Pooling and Servicing Agreement shall be references to the Primary Servicer Collection Account. No expense incurred in connection with any instrument of satisfaction or deed of reconveyance shall be chargeable to the Primary Servicer Collection Account.

(22)        Section 3.12(a). References to the Servicing Fee shall be references to the Primary Servicing Fee and references in the definition of “Servicing Fee” to the Servicing Fee

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Rate shall be references to the Primary Servicing Fee Rate. The second paragraph of Section 3.12(a) of the Pooling and Servicing Agreement is not incorporated herein. In addition, the Primary Servicer shall be entitled to receive, as additional servicing compensation, to the extent the Master Servicer is entitled to such amounts under the Pooling and Servicing Agreement, (i) all investment income earned on amounts on deposit in the Primary Servicer Collection Account and certain Borrower Accounts (to the extent consistent with the related Loan Documents), (ii) 100% of any amounts collected by the Primary Servicer for checks returned for insufficient funds, demand fees or similar items with respect to the Mortgage Loans to the extent the Master Servicer is entitled to such items under Section 3.12(a)(iii) of the Pooling and Servicing Agreement, (iii) 50% of that portion of any defeasance fees to which the Master Servicer is entitled under Section 3.12(a)(iv) of the Pooling and Servicing Agreement in connection with matters performed by the Primary Servicer pursuant to Section 3.01(c)(19) of this Agreement with respect to the Mortgage Loans, (iv) 50% of that portion of any Modification Fees (or similar fees), consent fees and similar fees to which the Master Servicer is entitled under Section 3.12(a)(iv) of the Pooling and Servicing Agreement with respect to the Mortgage Loans in connection with matters performed by the Primary Servicer pursuant to Section 3.01(c)(35) of this Agreement, (v) 50% of that portion of any Assumption Fees and assumption application fees (or similar fees) to which the Master Servicer is entitled under Section 3.12(a)(iv) of the Pooling and Servicing Agreement with respect to the Mortgage Loans, and (vi) 100% of that portion of any beneficiary statement charges to which the Master Servicer is entitled under Section 3.12(a)(iv) of the Pooling and Servicing Agreement with respect to the Mortgage Loans. The Primary Servicer shall not be entitled to any Prepayment Interest Excesses, Penalty Charges, or other amounts not specifically addressed above in this Section 3.01(c)(22).

(23)        Sections 3.12(e) and (f). The Primary Servicer shall promptly notify the Master Servicer of any request or inquiry described in the second paragraph of Section 3.12(f) of the Pooling and Servicing Agreement.

(24)        Section 3.13(a) is not incorporated herein. The Primary Servicer shall deliver to the Master Servicer, no later than 3:00 p.m. New York City time on the Primary Servicer Reporting Date, by electronic transmission in the format reasonably acceptable to the Master Servicer and the Primary Servicer, the CREFC® Loan Periodic Update File, providing the required information as of such Determination Date. The Primary Servicer shall deliver to the Master Servicer by electronic transmission (in a format reasonably acceptable to the Master Servicer and the Primary Servicer) (a) not later than 3:00 p.m. New York City time on the first Business Day following each Determination Date, the Collection Report (the information therein to be stated as of the Determination Date) in the form of Exhibit G and (b) within thirty (30) days after the end of each calendar quarter, beginning with the quarter ending on June 30, 2016, the certification on the Mortgage Loans, including without limitation information regarding UCC financing statements, taxes, insurance premiums and ground rents, required by and in the form of Exhibit E attached hereto. The Primary Servicer shall deliver to the Master Servicer no later than 3:00 p.m. New York City time on the second Business Day of each month by electronic transmission in a format reasonably acceptable to the Master Servicer and the Primary Servicer, a remittance report containing scheduled balance information for each Mortgage Loan reflecting the scheduled Periodic Payment for such month in the form of Exhibit G attached hereto. In addition, on each day that the Primary Servicer forwards to the Master Servicer any funds

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pursuant to Section 3.01(c)(11) of this Agreement, the Primary Servicer shall deliver to the Master Servicer by electronic transmission in a format reasonably acceptable to the Master Servicer and the Primary Servicer, a report of the nature of such remittance in the form of Exhibit G attached hereto. The Primary Servicer shall also prepare and deliver to the Master Servicer not later than 3:00 p.m. New York City time on the first Business Day following each Determination Date, a certification in the form of Exhibit J attached hereto.

(25)        Section 3.13(b). References to the Collection Account shall be references to such Primary Servicer Collection Account.

(26)        Sections 3.13(c), (d), (e) and (f). The Primary Servicer shall deliver to the Master Servicer, no later than 4:00 p.m., New York City time on the Primary Servicer Reporting Date, by electronic transmission in the format mutually agreed upon by the Master Servicer and the Primary Servicer, the reports, statements and files required by Section 3.13(c) of the Pooling and Servicing Agreement. All reports, statements and files required by Section 3.13(d) of the Pooling and Servicing Agreement shall be electronically delivered to the Master Servicer in Microsoft Excel format promptly upon completion, and in any event, at least five (5) Business Days before the Master Servicer must deliver or make available such reports, statements and files under the Pooling and Servicing Agreement. The second paragraph of Section 3.13(d) of the Pooling and Servicing Agreement shall not be applicable to the Primary Servicer and shall not be incorporated herein. The Primary Servicer in connection with the reports that it prepares in connection with Sections 3.13(c) and (d) of the Pooling and Servicing Agreement will afford the Master Servicer reasonable cooperation by providing such information as the Master Servicer may reasonably request in connection with the Master Servicer’s responsibilities in Sections 3.13(c), (d) and (e) of the Pooling and Servicing Agreement.

(27)        Sections 3.14(a) and (b). The Primary Servicer shall also be subject to Section 3.01(c)(37) of this Agreement. None of the restrictions in Section 3.14 of the Pooling and Servicing Agreement or Section 3.01(c)(37) of this Agreement shall prohibit or restrict oral or written communications, or providing information, between the Primary Servicer, on the one hand, and a Rating Agency or NRSRO, on the other hand, with regard to (i) such Rating Agency’s or NRSRO’s review of the ratings it assigns to the Primary Servicer, (ii) such Rating Agency’s or NRSRO’s approval of the Primary Servicer as a commercial mortgage master, special or primary servicer or (iii) such Rating Agency’s or NRSRO’s evaluation of the Primary Servicer’s servicing operations in general; provided, however, that the Primary Servicer shall not provide any information relating to the Certificates or the Mortgage Loans to a Rating Agency or NRSRO in connection with such review and evaluation by such Rating Agency or NRSRO unless (x) Borrower, property or deal specific identifiers are redacted; (y) such information has already been provided to the 17g-5 Information Provider and has been uploaded on to the 17g-5 Information Provider’s Website or the Master Servicer confirms to the Primary Servicer in writing that it has provided such information to such Rating Agency in accordance with Section 3.14(e) of the Pooling and Servicing Agreement; or (z) the Rating Agency confirms in writing that it does not intend to use such information in undertaking credit rating surveillance with respect to the Certificates.

(28)        Sections 3.17(a) and (b). The Primary Servicer shall promptly (but in no event

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later than fifteen (15) days after the completion of related inspection report) forward to the Master Servicer a copy of all inspection reports prepared by or on behalf of the Primary Servicer. The Primary Servicer may engage a third party at its cost to perform property inspections and prepare property inspection reports without first obtaining the consent of the Master Servicer; provided, however, that the Primary Servicer shall remain obligated and primarily liable to the Master Servicer for satisfactory completion of the inspections and reports as required by this Agreement. If any inspection report identifies a “life safety” or other material deferred maintenance item existing with respect to the related Mortgaged Property, the Primary Servicer (x) shall promptly send to the related Borrower a letter identifying such deferred maintenance item and instructing such Borrower to correct such deferred maintenance item and (y) shall follow up with such Borrower in writing and at such frequency as is in accordance with the Servicing Standard to confirm that such deferred maintenance item is being corrected. The Primary Servicer shall promptly notify the Master Servicer of any event or circumstance that gives rise to enforcement rights with respect to the Manager under the related Loan Documents and Management Agreement.

(29)        Section 3.17(c). On each Primary Servicer Remittance Date, the Primary Servicer shall deposit into the Primary Servicer Collection Account as part of the Primary Servicer Remittance Amount, the amount set forth in Section 3.17(c) of the Pooling and Servicing Agreement to the extent resulting from Principal Prepayments on the Mortgage Loans and to the extent that the Master Servicer is required to remit such amounts under Section 3.17(c) of the Pooling and Servicing Agreement, and except that references to Master Servicing Fees in the definition of Compensating Interest Payments in the Pooling and Servicing Agreement shall be references to Primary Servicing Fees.

(30)        Sections 3.17(d) and (e). With respect to the Mortgage Loans serviced hereunder, the Primary Servicer shall inform the ground lessor that any notices of default under the related ground lease (or, with respect to a leasehold interest that is a space lease or an air rights lease, the related space lease or air rights lease) should thereafter be forwarded to the Master Servicer in addition to the Primary Servicer.

(31)        Section 3.20.

(32)        Section 3.23(a). The Primary Servicer shall promptly notify the Master Servicer of any event or circumstance that the Primary Servicer deems to cause any Mortgage Loan to become a Specially Serviced Loan. The determination as to whether a Mortgage Loan has become a Specially Serviced Loan shall be made by the Master Servicer and the Master Servicer shall promptly notify the Primary Servicer of any such determination. Upon receipt by the Master Servicer of notice from the Special Servicer that a Specially Serviced Loan has become a Corrected Mortgage Loan, the Master Servicer shall promptly give the Primary Servicer notice thereof and the obligation of the Primary Servicer to service and administer such Mortgage Loan shall resume.

(33)        Section 3.23(d) is not incorporated herein. The Primary Servicer shall continue to process payments and maintain ongoing payment records with respect to each Mortgage Loan that becomes a Specially Serviced Loan or an REO Property and shall timely

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provide the Master Servicer and the Special Servicer with any information required by either to perform their respective duties under the Pooling and Servicing Agreement. Pursuant to Section 3.01(c)(22) of this Agreement, the Primary Servicer shall be entitled to receive the Primary Servicing Fee for so long as the Master Servicer receives its fee, with respect to each Specially Serviced Loan.

(34)        Sections 3.24(b), (c), (d), (f) and (g). Any request for a Rating Agency Confirmation shall be made in accordance with Section 3.01(c)(37) of this Agreement. The Primary Servicer shall copy the Master Servicer on any correspondence with KeyBank required under Section 3.24(g) of the Pooling and Servicing Agreement.

(35)        Section 3.26. Notwithstanding anything herein to the contrary, the Primary Servicer will not make any material servicing decision or permit or consent to any modification, extension, waiver, consent or other action contemplated by Section 3.26 of the Pooling and Servicing Agreement without the prior written consent of the Master Servicer. With respect to any such proposed action, the Primary Servicer shall perform and forward to the Master Servicer any analysis, recommendation or other information required to be prepared and/or delivered by the Master Servicer under Section 3.26 of the Pooling and Servicing Agreement. The Master Servicer, not the Primary Servicer, will deal directly with the Special Servicer and the Directing Holder in connection with obtaining any necessary approval or consent from the Special Servicer or Directing Holder; however, when processing loan-related events delegated to it through this Agreement, the Primary Servicer may consult with the Special Servicer as needed, provided that it copies the Master Servicer on all related correspondence to the Special Servicer and includes a representative of the Master Servicer on all related calls with the Special Servicer and otherwise keeps the Master Servicer fully informed as to the results of such consultations. When forwarding a request for the approval of any retail lease or renewal or extension thereof, the Primary Servicer shall forward to the Master Servicer the information concerning such lease required by, and in the form of, Exhibit I attached hereto. The Primary Servicer will not permit any Principal Prepayment or defeasance with respect to any Mortgage Loan without the written consent of the Master Servicer. The Primary Servicer shall promptly forward all requests for Principal Prepayments or defeasance to the Master Servicer, along with a payoff statement (with respect to each Principal Prepayment request) setting forth the amount of the necessary Principal Prepayment calculated by the Primary Servicer.

(36)        Reserved.

(37)        Section 3.30 is not incorporated herein. Notwithstanding any provision herein to the contrary, the Primary Servicer shall not make any request to a Rating Agency for a Rating Agency Confirmation; all such requests shall be made by, and as determined necessary by, the Master Servicer. The Primary Servicer shall not communicate (orally or in writing) with any Rating Agency regarding any of the Loan Documents or any matter related to the Mortgage Loans, the related Mortgaged Properties, the related Borrowers or any other matters in connection with the Certificates or pursuant to this Agreement or the Pooling and Servicing Agreement. The Primary Servicer agrees to comply (and to cause each and every subcontractor, vendor or agent for the Primary Servicer and each of its officers, directors and employees to comply) with the provisions relating to communications with the Rating Agencies set forth in

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this Section 3.01(c)(37) and the Pooling and Servicing Agreement and shall not deliver to any Rating Agency any report, notice, statement, request for Rating Agency Confirmation or other information the communication of which to the Rating Agencies is restricted by the Pooling and Servicing Agreement.

All information described in the immediately preceding paragraph will be provided by, and all such communications, responses and requests described in the immediately preceding paragraph will be made by, the Master Servicer in accordance with the procedures required by the Pooling and Servicing Agreement. To the extent that the Master Servicer is required to provide any information to, or communicate with, any Rating Agency in accordance with its obligations under the Pooling and Servicing Agreement and such information or communication is regarding the Mortgage Loans or the primary servicing by the Primary Servicer under this Agreement, the Primary Servicer shall provide the information to the Master Servicer necessary for the Master Servicer to fulfill such obligations.

(38)        Section 4.07 is not incorporated herein. The Primary Servicer shall have no obligation to make P&I Advances.

(39)        Section 4.08 is not incorporated herein. The Sub-Servicer, upon reasonable request, shall deliver to the Master Servicer any information in the Sub-Servicer’s possession reasonably required to determine, calculate, redetermine or recalculate any Appraisal Reduction Amount.

(40)        Sections 10.01, 10.02, 10.03, 10.05(a), 10.06, 10.07, 10.08, 10.09, 10.11, 10.12, 10.13 and 10.14. The Primary Servicer shall cooperate fully with the Master Servicer and deliver to the Master Servicer any and all statements, reports, certifications, records and any other information in its possession and necessary in the good faith determination of the Master Servicer, the Certificate Administrator, the Trustee or the Depositor (or any Other Depositor or Other Trustee of any Other Securitization that includes a Serviced Companion Loan) to permit the Depositor (or any Other Depositor or Other Trustee of any Other Securitization that includes a Serviced Companion Loan) to comply with the provisions of Regulation AB and the Master Servicer to comply with its obligations under Article X of the Pooling and Servicing Agreement, together with such disclosures relating to the Primary Servicer, or the servicing of the Mortgage Loans, reasonably believed by the Depositor (or any Other Depositor or Other Trustee of any Other Securitization that includes a Serviced Companion Loan), the Certificate Administrator or the Master Servicer to be necessary in order to effect such compliance. For purposes of this Section 3.01(c)(40) of this Agreement, references to the Trustee, the Certificate Administrator or the Depositor (or any Other Depositor or Other Trustee of any Other Securitization that includes a Serviced Companion Loan) in Article X of the Pooling and Servicing Agreement shall not be deemed to be references to the Master Servicer but shall remain references to the Trustee, the Certificate Administrator or the Depositor, as applicable; provided that the Primary Servicer shall copy the Master Servicer on any notice, certificate or information provided to the Trustee, the Certificate Administrator, the Depositor, the Other Trustee or the Other Depositor pursuant to this Section 3.01(c)(40) of this Agreement.

With respect to any period that the Primary Servicer is a servicer as contemplated by Item

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1108(a)(2) of Regulation AB, the Primary Servicer shall perform all obligations under Section 10.03 applicable to a servicer as contemplated by Item 1108(a)(2) of Regulation AB (including, without limitation, any obligation or duty the Master Servicer is required under Section 10.03 to cause (or use commercially reasonable efforts to cause) a servicer as contemplated by Item 1108(a)(2) of Regulation AB to perform).

Any Additional Form 10-D Disclosure and related Additional Disclosure Notification required to be delivered by the Primary Servicer shall be delivered to the Master Servicer (and, if the Primary Servicer is an Additional Servicer or a Servicing Function Participant, also to the Depositor, the Certificate Administrator and to any Other Depositor or Other Trustee of any Other Securitization that includes a Serviced Companion Loan) within the time provided in Section 10.06 of the Pooling and Servicing Agreement.

Any Additional Form 10-K Disclosure and related Additional Disclosure Notification required to be delivered by the Primary Servicer shall be delivered to the Master Servicer (and, if the Primary Servicer is an Additional Servicer or a Servicing Function Participant, also to the Depositor, the Certificate Administrator and to any Other Depositor or Other Trustee of any Other Securitization that includes a Serviced Companion Loan) on or before the fifth (5th) Business Day preceding March 1st, commencing March 2017.

The Primary Servicer (without regard to whether the Primary Servicer is a Servicing Function Participant, a Reporting Servicer or Additional Servicer) shall provide a Performance Certification described in Section 10.08 of the Pooling and Servicing Agreement (on which the Master Servicer and its officers, directors and Affiliates, in addition to the Certification Parties, can reasonably rely) to the Master Servicer on or before the fifth (5th) Business Day preceding March 1st of each year. If the Primary Servicer is a Reporting Servicer, such Performance Certification shall also be provided to the Certifying Person by the time required by the Pooling and Servicing Agreement, and if the Primary Servicer is not a Reporting Servicer, such Performance Certification shall be delivered only to the Master Servicer. In addition, the Primary Servicer (a) shall provide such information and assistance as may be reasonably required to cooperate with the Master Servicer in complying with Section 10.08 of the Pooling and Servicing Agreement and (b) shall cooperate with the Master Servicer’s reasonable requests in performing its due diligence for its certification under Section 10.08 of the Pooling and Servicing Agreement.

Any Form 8-K Disclosure Information and related Additional Disclosure Notification required to be delivered by the Primary Servicer shall be delivered to the Master Servicer, the Depositor, the Certificate Administrator and to any Other Depositor or Other Trustee of any Other Securitization that includes a Serviced Companion Loan within the time provided in Section 10.09 of the Pooling and Servicing Agreement.

The Primary Servicer (without regard to whether the Primary Servicer is an Additional Servicer or Servicing Function Participant) shall deliver its officer’s certificate required by Section 10.11 of the Pooling and Servicing Agreement to the Master Servicer on or before the fifth (5th) Business Day preceding March 1st of each year. If the Primary Servicer is an Additional Servicer or Servicing Function Participant, the Primary Servicer shall also deliver

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such officer’s certificate to the Certificate Administrator, the Trustee, the Depositor, the Other Trustee, the Other Depositor and the 17g-5 Information Provider within the time provided in Section 10.11 of the Pooling and Servicing Agreement, and if the Primary Servicer is not an Additional Servicer or Servicing Function Participant, such officer’s certificate shall be delivered only to the Master Servicer.

The Primary Servicer (without regard to whether the Primary Servicer is a Servicing Function Participant, a Reporting Servicer or Additional Servicer) shall deliver the items required under Sections 10.12 and 10.13 of the Pooling and Servicing Agreement regarding itself (the “report on an assessment of compliance with Relevant Servicing Criteria” and “accountants’ report”) to the Master Servicer on or before the fifth (5th) Business Day preceding March 1st of each year. If the Primary Servicer is a Servicing Function Participant, a Reporting Servicer or Additional Servicer, the report on an assessment of compliance with Relevant Servicing Criteria and accountants’ report shall also be delivered to the Certificate Administrator, the Trustee, the Depositor, the 17g-5 Information Provider and to the Other Depositor and Other Trustee for any Other Securitization that includes a Serviced Companion Loan within the time provided in Sections 10.12 and 10.13 of the Pooling and Servicing Agreement, and if the Primary Servicer is not an Servicing Function Participant, a Reporting Servicer or Additional Servicer, the report on an assessment of compliance with Relevant Servicing Criteria and accountants’ report shall be delivered only to the Master Servicer. The Primary Servicer acknowledges that as of the Closing Date it is a Servicing Function Participant pursuant to the terms of the Pooling and Servicing Agreement.

Section 10.14 of the Pooling and Servicing Agreement shall be incorporated herein and apply to the Primary Servicer for so long as the Primary Servicer is a Servicing Function Participant or an Additional Servicer to the same extent such section applies to the Master Servicer. The Primary Servicer shall indemnify and hold harmless the Master Servicer, each Certification Party and any director, officer, representative, agent, member, manager, employee or Affiliate of the Master Servicer or any Certification Party, from and against any expenses, losses, claims, damages and other liabilities, including without limitation the costs of investigation, legal defense and any amounts paid in settlement of any claim or litigation arising out subsections (i)-(iv) in the first paragraph of Section 10.14 of the Pooling and Servicing Agreement. To the extent the Primary Servicer is an Affected Reporting Party, the Primary Servicer shall comply with the requirements set forth in Section 10.14 and incorporated herein by reference, including, but not limited to, obtaining the consent of the Depositor and the Master Servicer (in each case, which consent shall not be unreasonably denied, withheld or delayed), to directly communicate with the Commission and negotiate a response and/or resolution with the Commission and copying the Master Servicer on all material communications with the Commission. All reasonable out-of-pocket costs and expenses incurred by the Depositor and the Master Servicer (including reasonable legal fees and expenses of outside counsel to the Depositor and the Master Servicer) in connection with the foregoing and any amendments to any reports filed with the Commission therewith shall be promptly paid by the Primary Servicer upon receipt of an itemized invoice from the Depositor and/or the Master Servicer, as applicable.

Subject to other provisions of this Agreement restricting the right of the Primary Servicer to retain subservicers or subcontractors, the provisions of Article X regarding retaining a “Sub-

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Servicer,” “Subcontractor,” “Additional Servicer” or “Servicing Function Participant” shall be applicable to any sub-servicer, subcontractor or agent hired by the Primary Servicer to perform any of its obligations hereunder and the Primary Servicer shall comply with such provisions.

The Primary Servicer shall indemnify and hold harmless each Certification Party from and against any losses, damages, penalties, fines, forfeitures, reasonable legal fees, claims, fees and expenses and related costs, judgments and other costs and expenses incurred by such Certification Party arising out of a breach of its obligations to provide any of the annual compliance statements or annual assessment of servicing criteria or attestation reports pursuant to this Agreement.

If the indemnification provided for in this Section 3.01(c)(40) is unavailable or insufficient to hold harmless any Certification Party, the Master Servicer, the Depositor or any employee, director or officer of the Depositor, then the Primary Servicer shall contribute to the amount paid or payable to the indemnified party as a result of the losses, claims, damages or liabilities of the indemnified party in such proportion as is appropriate to reflect the relative fault of the indemnified party on the one hand and the Primary Servicer on the other in connection with a breach of the Primary Servicer’s obligations pursuant to this Section 3.01(c)(40).

(41)          Sections 11.01(b)(i)-(ii). The Sub-Servicer shall provide all reasonable cooperation (with respect to information regarding the Mortgage Loans in the Sub-Servicer’s possession) to enable the Master Servicer to provide the information required pursuant to Sections 11.01(b)(i)-(ii) of the Pooling and Servicing Agreement.

Section 3.02          Merger or Consolidation of the Primary Servicer.

The Primary Servicer shall keep in full effect its existence, rights and franchises as a corporation under the laws of the state of its formation. The Primary Servicer shall continue to be authorized to transact business in the state or states in which the Mortgaged Properties for the Mortgage Loans are situated, if and to the extent required by applicable law, except where the failure to so comply would not adversely affect the Primary Servicer’s ability to perform its obligations in accordance with the terms of this Agreement.

Any Person into which the Primary Servicer may be merged or consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Primary Servicer shall be a party, or any Person succeeding to all or substantially all of the business of the Primary Servicer, shall be the successor of the Primary Servicer hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; provided, however, that the successor or surviving Person (i) must be a business entity whose business includes the servicing of mortgage loans and shall be authorized to transact business in the state or states in which the related Mortgaged Properties it is to service are situated to the extent required by applicable law, (ii) must be an approved servicer of multifamily mortgage loans for FHLMC or FNMA or a HUD-approved servicer, (iii) must be acceptable to the Master Servicer, which consent may not be unreasonably withheld, and (iv) shall have assumed in writing the obligations of the Primary Servicer under this Agreement.

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Section 3.03          Limitation on Liability of the Primary Servicer and Others.

Neither the Primary Servicer nor any of the officers, employees or affiliates, agents of the Primary Servicer shall be under any liability to the Master Servicer for any action taken, or for refraining from the taking of any action, in good faith pursuant to this Agreement, or for errors in judgment; provided, however, that this provision shall not protect the Primary Servicer or any such person against any breach of representations or warranties made herein, or against any liability which would otherwise be imposed by reason of willful misconduct, bad faith, fraud or negligence (or by reason of any specific liability imposed hereunder for a breach of the Servicing Standard) in the performance of its obligations or duties hereunder, or by reason of negligent disregard of such obligations and duties. The Primary Servicer and any officer, employee or agent of the Primary Servicer may rely in good faith on any document of any kind which, prima facie, is properly executed and submitted by any Person respecting any matters arising hereunder. The Primary Servicer shall not be under any obligation to appear in, prosecute or defend any legal action unless such action relates to its respective duties under this Agreement and which in its opinion does not expose it to any expense or liability not recoverable from the Trust Fund; provided, however, the Primary Servicer may, with the consent of the Master Servicer, undertake any such action, proceeding, hearing or examination that it may deem necessary or desirable in respect to this Agreement and the rights and duties of the parties hereto. In such event, to the extent that the legal expenses and costs of such action, proceeding, hearing or examination and any liability resulting therefrom are reimbursable, and are reimbursed to the Master Servicer, by the Trust Fund pursuant to the Pooling and Servicing Agreement, the Primary Servicer shall be entitled to be reimbursed therefor from the Master Servicer upon written demand. To the extent provided in Section 6.03 of the Pooling and Servicing Agreement, the Primary Servicer shall be indemnified and held harmless by the Trust Fund against any loss, liability or expense, incurred in connection with any claim, loss, penalty, fine, foreclosure, judgment, liability or legal action relating to this Agreement or the Certificates, other than any loss, liability or expense (including legal fees and expenses) incurred by the Primary Servicer by reason of willful misconduct, bad faith, fraud or negligence in the performance of duties hereunder or by reason of negligent disregard of obligations and duties hereunder. The Primary Servicer shall not have any rights of indemnification out of the Trust Fund except through the Master Servicer as described above and, in each case, to the full extent that the Master Servicer is permitted to indemnification from the Trust Fund under the Pooling and Servicing Agreement.

Section 3.04          Primary Servicer Not to Resign.

The Primary Servicer shall not resign from the obligations and duties hereby imposed on it except by sixty (60) days prior written notice to the Master Servicer, or upon the determination that its duties hereunder are no longer permissible under applicable law and such incapacity cannot be cured by the Primary Servicer. Any such determination permitting the resignation of the Primary Servicer shall be evidenced by an Opinion of Counsel to such effect delivered to the Master Servicer, which Opinion of Counsel shall be in form and substance acceptable to the Master Servicer.

Section 3.05          No Transfer or Assignment of Servicing.

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With respect to the responsibility of the Primary Servicer to service the Mortgage Loans hereunder, the Primary Servicer acknowledges that the Master Servicer has acted in reliance upon the Primary Servicer’s independent status, the adequacy of its servicing facilities, plant, personnel, records and procedures, its integrity, reputation and financial standing and the continuance thereof. Without in any way limiting the generality of this Section 3.05, the Primary Servicer shall not either assign or transfer this Agreement or the servicing hereunder nor delegate its rights or duties hereunder or any portion thereof (except as allowed by Section 3.01(c)(4) of this Agreement), or sell or otherwise dispose of all or substantially all of its property or assets, without the prior written approval of the Master Servicer, which consent will not be unreasonably withheld or delayed. Notwithstanding the foregoing, prior to any assignment or transfer by the Primary Servicer of this Agreement or the servicing hereunder (the “Primary Servicing Rights”), the Primary Servicer shall allow the Master Servicer an opportunity to bid on the purchase of such Primary Servicing Rights. The Primary Servicer may also solicit bids from any other parties independent of the Primary Servicer. If the Master Servicer offers the highest purchase price for such Primary Servicing Rights, then the Master Servicer shall be provided the opportunity to purchase such Primary Servicing Rights for such purchase price.

Section 3.06          Indemnification.

The Master Servicer and the Primary Servicer each agrees to and hereby does indemnify and hold harmless the Master Servicer, in the case of the Primary Servicer, and the Primary Servicer, in the case of the Master Servicer (including any of their partners, directors, officers, employees or agents) from and against any and all claims, losses, damages, penalties, fines, forfeitures, reasonable legal fees and related costs, judgments, and any other costs, liabilities, fees and expenses that the Master Servicer, in the case of the Primary Servicer, and the Primary Servicer, in the case of the Master Servicer, may sustain arising from or as a result of any willful misconduct, bad faith, fraud or negligence of the Master Servicer or Primary Servicer, as applicable, in the performance of its obligations and duties under this Agreement or by reason of negligent disregard by the Master Servicer or Primary Servicer, as applicable, of its duties and obligations hereunder or by reason of breach of any representations or warranties made herein; provided, that such indemnity shall not cover indirect or consequential damages. Each indemnified party hereunder shall give prompt written notice to the indemnitor of matters which may give rise to liability of such indemnitor hereunder; provided, however, that failure to give such notice shall not relieve the indemnitor of any liability except to the extent of actual prejudice. Section 3.06 of this Agreement shall survive the termination of this Agreement and the termination or resignation of the Master Servicer or the Primary Servicer.

ARTICLE IV

DEFAULT

Section 4.01          Events of Default.

In case one or more of the following events (each, an “Event of Default”) by the Primary Servicer shall occur and be continuing, that is to say:

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(a)          any failure by the Primary Servicer to deposit into the Primary Servicer Collection Account or any Borrower Account, or to deposit into, or to remit to the Master Servicer for deposit into, the Collection Account, on the dates and at the times required by this Agreement, any amount required to be so deposited or remitted under this Agreement; provided, however, that the Primary Servicer will have one (1) Business Day to remedy a failure to make such a deposit or remittance on the date and at the time required by this Agreement; or

(b)          any failure on the part of the Primary Servicer to (i) timely provide to the Master Servicer the certification called for on Exhibit E attached hereto as required by this Agreement, or (ii) timely provide to the Master Servicer the Collection Report which failure continues unremedied for one (1) Business Day; or

(c)          the Primary Servicer shall fail three (3) times within any one (1) year period to timely provide to the Master Servicer any Collection Report, CREFC® Loan Periodic Update File, CREFC® Property File, CREFC® Financial File, CREFC® Comparative Financial Status Report, CREFC® Loan Level Reserve/LOC Report, CREFC® Delinquent Loan Status Report, CREFC® Servicer Watch List, CREFC® NOI Adjustment Worksheet, the CREFC® Total Loan Report or CREFC® Operating Statement Analysis Report within one (1) Business Day following the date on which it is due; or

(d)          any failure by the Primary Servicer duly to observe or perform in any material respect any of its other covenants or obligations under this Agreement (other than those addressed in another clause of this Section 4.01), which failure continues unremedied for a period of twenty-five (25) days (or 40 days in the case of failure to pay the premium for any insurance policy required to be force placed by the Primary Servicer pursuant to this Agreement or in any event such reasonable shorter period of time as is necessary to avoid the commencement of foreclosure proceedings for any lien relating to unpaid real estate taxes or assessments or a lapse in any required insurance coverage) after written notice of such failure, requiring the same to be remedied, has been given to the Primary Servicer by the Master Servicer; provided, however, if that failure (other than a failure that results in the commencement of foreclosure proceedings for any lien relating to unpaid real estate taxes or assessments or a lapse in any required insurance coverage) is capable of being cured and the Primary Servicer has provided the Master Servicer with an Officer’s Certificate certifying that it has diligently pursued, and is continuing to diligently pursue, a full cure, such twenty-five (25) day period shall be extended for an additional thirty (30) days; or

(e)          any breach on the part of the Primary Servicer of any representation or warranty contained in Section 2.04(a) of the Pooling and Servicing Agreement as incorporated herein, which materially and adversely affects the interests of the Master Servicer or any Class of Certificateholders and which continues unremedied for a period of thirty (30) days after the date on which notice of such breach, requiring the same to be remedied, shall have been given to the Primary Servicer by the Master Servicer; provided, however, if that breach is capable of being cured and the Primary Servicer has provided the Master Servicer with an Officer’s Certificate certifying that it has diligently pursued, and is continuing to diligently pursue, a full cure, such thirty (30) day period shall be extended for an additional thirty (30) days; or

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(f)           a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law for the appointment of a conservator, receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Primary Servicer and such decree or order shall have remained in force undischarged, undismissed or unstayed for a period of 60 days; or

(g)          the Primary Servicer shall consent to the appointment of a conservator, receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to the Primary Servicer or of or relating to all or substantially all of its property; or

(h)          the Primary Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable bankruptcy, insolvency or reorganization statute, make an assignment for the benefit of its creditors, voluntarily suspend payment of its obligations or take any corporate action in furtherance of the foregoing; or

(i)           the Primary Servicer shall assign or transfer or attempt to assign or transfer all or part of its rights and obligations hereunder except as permitted by this Agreement; or

(j)           (1) either of Moody’s or KBRA has (x) qualified, downgraded or withdrawn its rating or ratings of one or more Classes of Certificates, or (y) placed one or more Classes of Certificates on “watch status” in contemplation of possible rating downgrade or withdrawal (and such qualification, downgrade, withdrawal or “watch status” placement shall not have been withdrawn by Moody’s or KBRA, as applicable, within 60 days of such event) and, in the case of either of clause (x) or (y), publicly citing servicing concerns with the Primary Servicer as the sole or a material factor in such rating action or (2) the Primary Servicer is no longer rated at least “CPS3” by Fitch and such Primary Servicer is not reinstated to at least that rating within 60 days of the delisting; or

(k)          (1) so long as the Issuing Entity is subject to Exchange Act reporting requirements, any failure by the Primary Servicer to deliver any annual certification, assessment of compliance with certain servicing criteria, any accountant’s attestation report or any other Exchange Act reporting items that the Primary Servicer is required by this Agreement to deliver to the Trustee or the Master Servicer (after any applicable grace period), (2) the failure of the Primary Servicer to comply with any of the requirements under Article X of the Pooling and Servicing Agreement applicable to the Primary Servicer, including the failure to deliver any reports, certificates or disclosure information under the Exchange Act or under the rules and regulations promulgated under the Exchange Act at the time such report, certification or information is required under Article X of the Pooling and Servicing Agreement or (3) the failure of the Primary Servicer to comply with any requirements to deliver any items required by Items 1122 and 1123 of Regulation AB under any other pooling and servicing agreement relating to any other series of certificates offered by the Depositor.

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If any Event of Default shall occur and be continuing, then, and in each and every such case, so long as such Event of Default shall not have been remedied, the Master Servicer or, with respect to any Event of Default under clause (k) above, the Depositor, may terminate, by notice in writing to the Primary Servicer, all of the rights and obligations of the Primary Servicer as Primary Servicer under this Agreement and in and to the Mortgage Loans and the proceeds thereof. From and after the receipt by the Primary Servicer of such written notice, all authority and power of the Primary Servicer under this Agreement, whether with respect to the Mortgage Loans or otherwise, shall pass to and be vested in the Master Servicer pursuant to and under Section 4.01 of this Agreement, and, without limitation, the Master Servicer is hereby authorized and empowered to execute and deliver, on behalf of and at the expense of the Primary Servicer, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement or assignment of the Mortgage Loans and related documents, or otherwise. The Primary Servicer agrees that if it is terminated pursuant to Section 4.01 of this Agreement, it shall promptly (and in any event no later than five (5) Business Days subsequent to its receipt of the notice of termination) provide the Master Servicer with all documents and records (including, without limitation, those in electronic form) requested by it to enable it to assume the Primary Servicer’s functions hereunder, and shall cooperate with the Master Servicer in effecting the termination of the Primary Servicer’s responsibilities and rights hereunder and the assumption by a successor of the Primary Servicer’s obligations hereunder, including, without limitation, the transfer within one (1) Business Day to the Master Servicer for administration by it of all cash amounts which shall at the time be or should have been credited by the Primary Servicer to the Primary Servicer Collection Account, the Collection Account, any Escrow Account, any Reserve Account, any Lock-Box Account, or any Cash Collateral Account, or thereafter be received with respect to the Mortgage Loans or any REO Property (provided, however, that the Primary Servicer shall continue to be entitled to receive all amounts accrued or owing to it under this Agreement on or prior to the date of such termination, and it and its directors, officers, employees and agents shall continue to be entitled to the benefits of Section 3.03 of this Agreement notwithstanding any such termination).

In addition to any other rights the Master Servicer may have hereunder, if the Primary Servicer fails to remit to the Master Servicer any amounts when required to be remitted hereunder, the Primary Servicer shall pay to the Master Servicer interest on the amount of such late remittance at the Prime Rate, applied on a per diem basis for each day such remittance is late (i.e., said per annum rate divided by 365 multiplied by the number of days late); but in no event shall such interest be greater than the maximum amount permitted by law.

Section 4.02          Waiver of Defaults.

The Master Servicer may waive any default by the Primary Servicer in the performance of its obligations hereunder and its consequences. Upon any such waiver of a past default, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been remedied for every purpose of this Agreement. No such waiver shall extend to any subsequent or other default or impair any right consequent thereon except to the extent expressly so waived.

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Section 4.03          Other Remedies of Master Servicer.

During the continuance of any Event of Default, so long as such Event of Default shall not have been remedied, the Master Servicer, in addition to the rights specified in Section 4.01 of this Agreement, shall have the right, in its own name, to take all actions now or hereafter existing at law, in equity or by statute to enforce its rights and remedies (including the institution and prosecution of all judicial, administrative and other proceedings and the filing of proofs of claim and debt in connection therewith). Except as otherwise expressly provided in this Agreement, no remedy provided for by this Agreement shall be exclusive of any other remedy, and each and every remedy shall be cumulative and in addition to any other remedy and no delay or omission to exercise any right or remedy shall impair any such right or remedy or shall be deemed to be a waiver of any Event of Default.

ARTICLE V

TERMINATION

Section 5.01          Termination.

Except as otherwise specifically set forth herein, the rights, obligations and responsibilities of the Primary Servicer shall terminate (without payment of any penalty or termination fee): (i) upon the later of the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan and the disposition of all REO Property and the remittance of all funds due hereunder; (ii) by mutual consent of the Primary Servicer and the Master Servicer in writing; (iii) pursuant to Section 5.02 of this Agreement; (iv) at the option of any purchaser of one or more Mortgage Loans pursuant to the Pooling and Servicing Agreement, upon such purchase and only with respect to such purchased Mortgage Loan or Mortgage Loans, subject to the Primary Servicer’s rights to retain any accrued and unpaid fees and expenses; or (v) upon termination of the Pooling and Servicing Agreement.

Section 5.02          Termination With Cause.

The Master Servicer may, at its sole option, terminate any rights the Primary Servicer may have hereunder with respect to any or all of the Mortgage Loans, as provided in Section 4.01 of this Agreement upon the occurrence of an Event of Default.

Any notice of termination shall be in writing and delivered to the Primary Servicer as provided in Section 6.05 of this Agreement.

Section 5.03          Termination of Duties with Respect to Specially Serviced Loans.

At such time as any Mortgage Loan becomes a Specially Serviced Loan, the obligations and duties of the Primary Servicer set forth herein with respect to such Specially Serviced Loan that are required to be performed by the Special Servicer under the Pooling and Servicing Agreement shall cease in accordance with Section 3.01(c) of this Agreement. The Primary

23

Servicer shall continue to perform all of its duties hereunder with respect to the Specially Serviced Loans to the extent set forth in Section 3.01 of this Agreement. If a Specially Serviced Loan becomes a Corrected Mortgage Loan, the Primary Servicer shall commence servicing such Corrected Mortgage Loan pursuant to the terms of this Agreement.

ARTICLE VI

MISCELLANEOUS

Section 6.01          Successor to the Primary Servicer.

Contemporaneously with the termination of the Primary Servicer’s responsibilities and duties under this Agreement pursuant to Section 3.04, 4.01, 5.01 or 5.02 of this Agreement, the Master Servicer shall (i) succeed to and assume all of the Primary Servicer’s responsibilities, rights, duties and obligations under this Agreement, or (ii) appoint a successor which satisfies the criteria for a successor Primary Servicer in Section 3.02 of this Agreement and which shall succeed to all rights and assume all of the responsibilities, duties and liabilities of the Primary Servicer under this Agreement accruing following the termination of the Primary Servicer’s responsibilities, duties and liabilities under this Agreement.

Section 6.02          Financial Statements.

The Primary Servicer shall, upon the request of the Master Servicer, make available its publicly available financial statements and other records relevant to the performance of the Primary Servicer’s obligations hereunder.

Section 6.03          Closing.

The closing for the commencement of the Primary Servicer to perform the servicing responsibilities under this Agreement with respect to the Mortgage Loans shall take place on the Closing Date. At the Master Servicer’s option, the closing shall be either by telephone, confirmed by letter or wire as the parties shall agree, or conducted in person, at such place as the parties shall agree.

The closing shall be subject to the execution and delivery of the Pooling and Servicing Agreement by the parties thereto.

Section 6.04          Closing Documents.

The Closing Documents shall consist of all of the following documents:

(a)            to be provided by the Primary Servicer:

(1)                this Agreement executed by the Primary Servicer;

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(2)                an Officer’s Certificate of the Primary Servicer, dated the Closing Date and in the form of Exhibit B hereto, including all attachments thereto;

(3)                Reserved; and

(4)                the account certifications in the form of Exhibit F hereto required by Section 3.01(c)(8) and (10) of this Agreement, fully completed; and

(b)        to be provided by the Master Servicer:

(1)                this Agreement executed by the Master Servicer; and

(2)                the Mortgage Loan Schedule, with one copy to be attached to each counterpart of this Agreement as Exhibit A hereto; and

(3)                the Pooling and Servicing Agreement substantially in the form of Exhibit C hereto.

Section 6.05          Notices.

Except as provided herein, all demands, notices, consents and communications hereunder shall be in writing and shall be deemed to have been duly given when delivered to the following addresses:

(i)             if to the Master Servicer:

Wells Fargo Bank, National Association
Commercial Mortgage Servicing

MAC D1086

550 South Tryon Street, 14th Floor
Charlotte, North Carolina 28202

Reference: COMM 2016-DC2 Asset Manager

with a copy to:

Wells Fargo Bank, National Association

Legal Department

301 South College St.

D1053-300

Charlotte, North Carolina 28288-0630

Reference: Commercial Mortgage Servicing Legal Support

With a copy to:

K&L Gates LLP
214 North Tryon Street

25

Charlotte, North Carolina 28202
Attention: Stacy G. Ackermann

(ii)            if to the Primary Servicer:

KeyBank National Association

11501 Outlook Street, Suite 300

Overland Park, Kansas 66211

Attention: Diane Haislip

Fax No. 877-379-1625

with a copy to:

Polsinelli PC

900 West 48th Place, Suite 900
Kansas City, Missouri 64112
Attention: Kraig Kohring

Fax No. 816-753-1536

or such other address as may hereafter be furnished to the other party by like notice.

Section 6.06          Severability Clause.

Any part, provision, representation or warranty of this Agreement which is prohibited or which is held to be void or unenforceable shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction as to any Mortgage Loan shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by applicable law, the parties hereto waive any provision of law which prohibits or renders void or unenforceable any provision hereof. If the invalidity of any part, provision, representation or warranty of this Agreement shall deprive any party of the economic benefit intended to be conferred by this Agreement, the parties shall negotiate, in good faith, to develop a structure the economic effect of which is nearly as possible the same as the economic effect of this Agreement without regard to such invalidity.

Section 6.07          Counterparts.

This Agreement may be executed simultaneously in any number of counterparts. Each counterpart shall be deemed to be an original, and all such counterparts shall constitute one and the same instrument.

Section 6.08          Governing Law.

This Agreement and any claim, controversy or dispute arising under or related to or in connection with this Agreement, the relationship of the parties, and/or the interpretation and enforcement of the rights and duties of the parties shall be governed by the laws of the State of

26

New York without regard to any conflicts of law principles other than Section 5-1401 of the New York General Obligations Law.

Section 6.09          Protection of Privileged Information.

If the Primary Servicer receives Privileged Information from the Master Servicer with a notice stating that such information is Privileged Information, the Primary Servicer shall not disclose such Privileged Information to any Person without the prior written consent of the Master Servicer other than pursuant to a Privileged Information Exception.

Section 6.10          Intention of the Parties.

It is the intention of the parties that the Master Servicer is conveying, and the Primary Servicer is receiving, only a contract for servicing the Mortgage Loans. Accordingly, the parties hereby acknowledge that the Trustee remains the sole and absolute beneficial owner of the Mortgage Loans and all rights related thereto.

Section 6.11          Third Party Beneficiary.

The Trustee, for the benefit of the Certificateholders, shall be a third party beneficiary under this Agreement, provided that, except to the extent the Trustee or its designee assumes the obligations of the Master Servicer hereunder as contemplated by Section 6.12 of this Agreement, none of the Depositor, the Certificate Administrator, the Trustee, the Trust Fund, the Operating Advisor, the Asset Representations Reviewer, any successor Master Servicer, or any Certificateholder shall have any duties, liabilities or obligations under this Agreement.

Section 6.12          Successors and Assigns; Assignment of Agreement.

This Agreement shall bind and inure to the benefit of and be enforceable by the Primary Servicer and the Master Servicer and the respective successors and assigns of the Primary Servicer and the Master Servicer. This Agreement shall not be assigned, pledged or hypothecated by the Primary Servicer to a third party except as otherwise specifically provided for herein. This Agreement may be assumed by the Trustee if the Trustee has assumed the duties of the Master Servicer or any successor Master Servicer, without cost or obligation to the assuming party or the Trust Fund, upon the assumption by such party of the obligations, except to the extent they arose prior to the date of assumption, of the Master Servicer pursuant to Section 7.02 of the Pooling and Servicing Agreement (it being understood that any such obligations shall be the obligations of the terminated Master Servicer only).

Section 6.13          Waivers.

No term or provision of this Agreement may be waived or modified unless such waiver or modification is in writing and signed by the party against whom such waiver or modification is sought to be enforced.

Section 6.14          Exhibits.

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The exhibits to this Agreement are hereby incorporated and made a part hereof and are an integral part of this Agreement.

Section 6.15          General Interpretive Principles.

The article and section headings are for convenience of a reference only, and shall not limit or otherwise affect the meaning hereof.

Section 6.16          Complete Agreement.

This Agreement embodies the complete agreement between the parties regarding the subject matter hereof and may not be varied or terminated except by a written agreement conforming to the provisions of Section 6.18 of this Agreement. All prior negotiations or representations of the parties are merged into this Agreement and shall have no force or effect unless expressly stated herein.

Section 6.17          Further Agreement.

The Primary Servicer and the Master Servicer each agree to execute and deliver to the other such reasonable and appropriate additional documents, instruments or agreements as may be necessary or appropriate to effectuate the purposes of this Agreement.

Section 6.18          Amendments.

This Agreement may only be amended with the consent of the Primary Servicer and the Master Servicer. No amendment to the Pooling and Servicing Agreement that purports to change the rights or obligations of the Primary Servicer hereunder or under the Pooling and Servicing Agreement shall be effective against the Primary Servicer without the express written consent of the Primary Servicer.

[Remainder of Page Intentionally Left Blank]

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IN WITNESS WHEREOF, the Primary Servicer and the Master Servicer have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the date first above written.

WELLS FARGO BANK, NATIONAL ASSOCIATION

By:	/s/ Cynthia L. Schwartz
Name: Cynthia L. Schwartz
Title: Director

COMM 2016-DC2

KeyBank Primary Servicing Agreement

KEYBANK NATIONAL ASSOCIATION

By:	/s/ Diane Haislip
Name: Diane Haislip
Title: Senior Vice President

COMM 2016-DC2

KeyBank Primary Servicing Agreement

EXHIBIT A

MORTGAGE LOAN SCHEDULE

Loan No./ Property No.	Property Name	Cut-Off Date Loan Amount	Primary Servicing Fee

2	North Point Center East	$61,950,000	0.01000%
9	I-5 Self-Storage	$23,500,000	0.01000%
14	Residence Inn Austin	$16,575,000	0.01000%
16	Coral Island Shopping Center	$13,514,000	0.01000%
18	MVP Indianapolis Parking Portfolio	$8,184,321	0.01000%
19	MVP Missouri Parking Portfolio	$3,483,327	0.01000%
20	Southeast Plaza	$11,626,943	0.01000%
23	Bear Valley Medical and Business Center	$9,938,102	0.01000%
27	Comfort Suites and La Quinta Inn Portfolio	$8,427,948	0.01000%
32	Academy Sports Decatur	$6,675,458	0.01000%
34	Western Village MHC	$6,483,914	0.01000%
35	Comfort Suites Kissimmee	$6,467,164	0.01000%
38	West-Ward Pharmaceutical	$6,175,000	0.01000%
39	Mil-Pine Plaza	$5,809,196	0.01000%
40	Perry Place Apartments	$5,750,000	0.01000%
43	BJ’s Wholesale Club Norfolk	$5,334,181	0.01000%
45	Cypress Grove Plaza	$5,171,287	0.01000%
48	Lockaway Self Storage O’Connor	$4,965,214	0.01000%
49	StaxUp Self Storage Alpine Portfolio	$4,796,787	0.01000%
50	StaxUp Self Storage Murrieta	$4,348,954	0.01000%
54	UP Industrial	$3,780,686	0.01000%
56	Storage Pros Redford	$3,700,000	0.01000%
57	Storage Pros Antioch	$3,487,000	0.05000%
59	Marquis Ranch Self Storage	$2,985,383	0.05000%
60	Paddock Building	$2,450,000	0.01000%
62	Rochester House Apartments	$1,990,142	0.01000%
63	Elmsleigh Apartments	$1,542,360	0.01000%
64	Pep Boys Winter Haven	$895,302	0.01000%

A-1

EXHIBIT B

PRIMARY SERVICER’S OFFICER’S CERTIFICATE

I, ______________________ , hereby certify that I am the duly elected of [Primary Servicer], a corporation organized under the laws of the State of (the “Primary Servicer”) and further as follows:

(i)                Attached hereto as Exhibit 1 is a true, correct and complete copy of the articles of incorporation of the Primary Servicer which are in full force and effect on the date hereof and which have been in effect without amendment, waiver, rescission or modification since

(ii)               Attached hereto as Exhibit 2 is a true, correct and complete copy of the by-laws of the Primary Servicer which are in effect on the date hereof and which have been in effect without amendment, waiver, rescission or modification since

(iii)              Attached hereto as Exhibit 3 is an original certificate of good standing of the Primary Servicer, issued within ten days of the date hereof, and no event has occurred since the date thereof which would impair such standing.

(iv)             Either (i) no consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Primary Servicer of or compliance by the Primary Servicer with the Primary Servicing Agreement or the consummation of the transactions contemplated by the Primary Servicing Agreement; or (ii) any required consent, approval, authorization or order has been obtained by the Primary Servicer.

(v)               Neither the consummation of the transactions contemplated by, nor the fulfillment of the terms of the Primary Servicing Agreement, conflicts or will conflict with or results or will result in a breach of or constitutes or will constitute a default under the charter or by-laws of the Primary Servicer, the terms of any indenture or other agreement or instrument to which the Primary Servicer is a party or by which it is bound or to which it is subject, or any statute or order, rule, regulation, writ, injunction or decree of any court, governmental authority or regulatory body to which the Primary Servicer is subject or by which it is bound.

(vi)              There is no action, suit, proceeding or investigation pending or to the best of my knowledge threatened against the Primary Servicer which, in our judgment, either in any one instance or in the aggregate, may result in any material adverse change in the business, operations, financial conditions, properties or assets of the Primary Servicer or in any material impairment of the right or ability of the Primary Servicer to carry on its business substantially as now conducted or in any material liability on the part of the Primary Servicer or which would draw into question the validity of the Primary Servicing Agreement or of any action taken or to be taken in connection with the transactions contemplated hereby, or which would be likely to impair materially the ability of the Primary Servicer to perform under the terms of the Primary Servicing Agreement.

B-1

(viii)           Each person listed on Exhibit 5 attached hereto who, as an officer or representative of the Primary Servicer, signed the Primary Servicing Agreement and any other document delivered prior hereto or on the date hereof in connection with the Primary Servicing Agreement, was, at the respective times of such signing and delivery, and is now, a duly elected or appointed, qualified and acting officer or representative of the Primary Servicer, who holds the office set forth opposite his or her name on Exhibit 5, and the signatures of such persons appearing on such documents are their genuine signatures.

(ix)              The Primary Servicer is duly authorized to engage in the transactions described and contemplated in the Primary Servicing Agreement.

B-2

IN WITNESS WHEREOF, I have hereunto signed my name and affixed the seal of the Primary Servicer.

Dated:	By

Name:

[Seal]	Title: [Vice] President

I, _______________________ , an [Assistant] Secretary of [Primary Servicer], hereby certify that_______________________________ is the duly elected, qualified and acting [Vice] President of the Primary Servicer and that the signature appearing above is [her] [his] genuine signature.

IN WITNESS WHEREOF, I have hereunto signed my name.

Dated:	By

Name:

[Seal]	Title: [Vice] President

B-3

EXHIBIT 5

To

Primary Servicer’s Officer’s Certificate

Name	Title	Signature

B-4

EXHIBIT C

POOLING AND SERVICING AGREEMENT

Previously delivered.

C-1

EXHIBIT D

RESERVED

D-1

EXHIBIT E

QUARTERLY SERVICING CERTIFICATION

Primary Servicer:

RE: COMM 2016-DC2

Pursuant to the Servicing Agreement(s) between Wells Fargo Bank, National Association and [Primary Servicer], we certify with respect to each mortgage loan serviced by us for Wells Fargo Bank, National Association that, as of the quarter ending, except as otherwise noted below:

All taxes, assessments and other governmental charges levied against the mortgaged premises, ground rents payable with respect to the mortgaged premises, if any, which would be delinquent if not paid, have been paid.

Based on [Primary Servicer’s] monitoring of the insurance in accordance with the Servicing Standard, all required insurance policies are in full force and effect on the mortgaged premises in the form and amount and with the coverage required by the Servicing Agreement(s).

All necessary action has been taken to continue all UCC Financing Statements in favor of the originator of each mortgage loan or in favor of any assignee prior to the expiration of such UCC Financing Statements.

All reserves are maintained and disbursed in accordance with the loan documents and no obligation for which a reserve is held has not been completed within the time required by the applicable document.

EXCEPTIONS:

Servicing Officer	Date

E-1

EXHIBIT F

FORM OF ACCOUNT CERTIFICATION

Securitization:

Primary Servicer:

New Account	Change of Account Information

Indicate purpose of account (check all that apply):

Principal & Interest	Deposit Clearing
Taxes & Insurance	Disbursement Clearing
Reserves (non-interest bearing)	Suspense
Reserves (interest bearing)

Account Number:

Account Name:

Depository Institution (and Branch):

Name:

Street:

City, State, Zip:

Rating Agency:	Rating:

Please note that the name of the account must follow the guideline specifications detailed in the applicable agreement.

Prepared by:

Signature:

Title:

Date:

Telephone:	Fax:

F-1

EXHIBIT G

FORM OF

COLLECTION REPORT

Series _____

Month of __________________

1	2	3	4	5	6	7	8	9	10	11	12	13	14	15	16	17	18	19	20	21	22	23	24	25	26	27	28	29	30	31	32	33	34	35	36	37	38	39
Sub Serv ID	Master Servicer Loan#	Sub- Servicer Loan#	Prosp ID	Sched Due Date	Begin Balance Prior to Pmt	Ending Balance After Pmt	Paid Thru Date	Current Note Rate	Sub- Servicer Fee Rate	Sched Prin Pmt	Sched Int Pmt	Sched P&I Amount	Sched Sub-Serv Fee	Sched Addl Sub-Sub Fee	Neg Am/ Deferred Int Amount	Unsched Principal Rec’d	Other Principal Adjust	Other Interest Adjust	Liq/ Prepmt Date	Prepmt Penalty / YM Rec’d	Prepmt Int Exc/Short	Liq/ Prepmt Code	T&I Advances O/S	Pmt Eff Date Recd	Actual Principal Rec’d	Actual (Gross) Interest Rec’d	Actual Sub-Servicer Fee Paid	Addl Sub-Sub Fee Paid	Actual (Net) Interest Rec’d	Late Charges Rec’d	Default Interest Rec’d	Assum Fees Rec’d	Addl Fees Rec’d	Remittance Amount	Actual Loan Balance	Total Reserve Balance	Pmt Loan Status	Comments

										0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00		0.00	0.00		0.00		0.00	0.00	0.00			0.00	0.00	0.00	0.00	0.00

																														NET REMIT TO MS				-

	Loan Status	A - payment not received but still in grace period
B - late payment but less than 1 month delinquent O - Current
1 - One month delinquent
2 - Two months delinquent
3 - Three months delinquent
4 - Assumed Schedule Payment
5 - Prepaid in Full
6 - Specially Serviced
7 - in foreclosure
9 - REO
Prepared By		10 - DPO
Approved By		11 - Modification

G-1

EXHIBIT H

FORM OF CERTIFICATE OF INSURANCE

Primary Servicer:

Re:           COMM 2016-DC2

Pursuant to the Primary Servicing Agreement(s) between Wells Fargo Bank, National Association and [Primary Servicer], based on [Primary Servicer’s] monitoring of the insurance in accordance with the Servicing Standard, we certify with respect to each Mortgage Loan serviced by us for Wells Fargo Bank, National Association that all required insurance policies are in full force and effect on the mortgaged premises in the form and amount and with the coverage required by the Servicing Agreement(s).

Servicing Officer	Date

H-1

EXHIBIT I

NEW LEASE INFORMATION

Loan #	Property Type:	Tenant:
Property Name/Address:
Term (Years, Months):	Sq Ft Gross Rentable:	Net Rentable
Begin Lease Date:	Retail
End Lease Date:	Office
Occupancy Date (if diff):	Other
Minimum Rent	(S/SF/YR)

Change to Change to Change to Change to	on on on on	(Mo/Yr) Escalation: CPI Other

Percentage Rent % Amount	For	% Rent Due:
	For		Monthly
	Up to		Quarterly
	Up to		Annually

Breakpoint	(S/Yr)	Sales Report Due:

(Mo/Yr)
Change to	on		Monthly
Change to	on		Quarterly
Change to	on		Annually

Recoveries

Taxes		Per
Insurance		Per
Cam		Per
HVAC		Per
Adver/Promo		Per
Per
Per
Management		Per

I-1

Renewal Options

Term	SF
Minimum rent	Gross Rentable
% Rent	Net Rentable

Landlord Costs

Alterations:
Commissions:
Moving Allowances:
Buyout Clauses:
Other:

Building Insurance Requirements

Tenant maintains fire & ED on building(s); will need coverage to renew Does not furnish building coverage
General liability naming landlord mortgagee as additional insured; will need coverage for review
General liability without mentioning landlord’s mortgagee; do not need coverage

Waiver of Subrogation

N/A
Mutual; will need endorsement
Landlord only; will need endorsement
Tenant only; do not need endorsement

Comments:

Attachments:

Original Lease
Original Subordination Agreement

I-2

EXHIBIT J

MONTHLY SERVICING ACCOUNTS CERTIFICATION

Primary Servicer:

Re:         COMM 2016-DC2

Pursuant to the Servicing Agreement(s) between Wells Fargo Bank, National Association and the above named Servicer, I certify with respect to each transaction serviced by us, as noted above, for Wells Fargo Bank, National Association that as of (Determination Date) all collection accounts and servicing accounts have been properly reconciled and the reconciliations have been reviewed and approved by Servicer’s management, except as otherwise noted below:

EXCEPTIONS:

Servicing Officer	Date

J-1